CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Global Telecommunication Solutions, Inc.:


We consent to the use of our reports incorporated herein by reference.

/s/ KPMG Peat Marwick LLP
----------------------------
KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
July 17, 1998